SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A/A

Amendment No. 2

ALLION HEALTHCARE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	11-2962027
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1660 Walt Whitman Road, Suite 105, Melville, NY	11747
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to: General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to: General Instruction A.(d), please check the following box ☒

Securities Act registration statement file number to which this form relates: 333-124099

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, $.001 par value	Nasdaq National Market

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value

(Title of Class)

The undersigned registrant hereby amends, in their entirety, the items, financial statements, exhibits and other portions of its Registration Statement on Form 8-A dated June 13, 1989, as amended by Form 8-A/A dated March 30, 1992.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock, par value $.001 per share (the “Common Stock”), of Allion Healthcare, Inc. (the “Company”) as included under the caption “Description of Capital Stock” in the Prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2005 (Registration No. 333-124099), including exhibits, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. Capitalized terms used herein and not otherwise defined having the meanings assigned to them in the Registration Statement.

Item 2. Exhibits.

Number	Description
1.	Amended and Restated Certificate of Incorporation of Company, incorporated by reference to Exhibit 3.1 of the Registration Statement.

2.	Form of Third Amended and Restated By-Laws of the Company, incorporated by reference to Exhibit 3.8 of the Registration Statement.

3.	Form of certificate representing the shares of Common Stock incorporated by reference to Exhibit 4.16 of the Registration Statement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 24, 2005	ALLION HEALTHCARE, INC.
(Registrant)

	By:	/s/ James G. Spencer
	Name:	James G. Spencer
	Title:	Chief Financial Officer, Secretary and Treasurer